EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PFSweb, Inc.

Allen, Texas

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 16, 2018, relating to the consolidated financial statements, the effectiveness of PFSweb, Inc.’s internal control over financial reporting, and financial statement schedules of PFSweb, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ BDO USA, LLP

Dallas, Texas

March 16, 2018